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                                                                    EXHIBIT 3.3

[YUKON JUSTICE LOGO]       BUSINESS CORPORATIONS ACT
                                    FORM 3




                          CERTIFICATE OF CONTINUANCE



                      COTTON VALLEY RESOURCES CORPORATION






I hereby certify that the above-mentioned corporation was continued into Yukon, as set out in the attached Articles of Continuance, under section 190 of the Business Corporation Act.



[SEAL]


Corporate Access Number: 26343                            /s/ M. RICHARD ROBERTS
Date of Continuance: 1998-02-09                        -------------------------
                                                              M. Richard Roberts
                                                       Registrar of Corporations